                         CONTRACT FOR PURCHASE AND SALE


         THIS CONTRACT FOR PURCHASE AND SALE (the "Contract") is made and entered into by and between SOLO SERVE CORPORATION, a Delaware corporation (the "Seller") and GOLDSTAR INVESTMENTS, LTD., a Texas limited partnership (the "Purchaser").


                                    ARTICLE 1

                                Sale and Purchase

         Section 1.1 The Project. Subject to the terms and provisions hereof, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller:

                  (a) Those three (3) certain tracts of real property more particularly described on Exhibit "A" attached hereto and made a part hereof as Tract 1, containing approximately 4.29 acres ("San Pedro Tract"); Tract 2 containing approximately .783 acres ("River Tract"); and Tract 3, containing approximately 4.153 acres ("S.W. Military Tract"), (collectively, the "Land") together with (i) all and singular the rights, easements and appurtenances pertaining thereto, (ii) all right, title and interest of the Seller in and to any and all roads, easements, alleys, streets and rights-of-way bounding the Land, together with all rights of ingress and egress unto the Land, (iii) strips or gores, if any, between the Land and abutting properties, and
         (iv) any and all oil, gas and minerals lying under, in, on or about or constituting a part of the Land, and regardless of whether or not the minerals are considered part of the surface estate or part of the mineral estate;

                  (b) That certain retail building containing approximately 56,902 gross square feet situated on the San Pedro Tract, that certain retail building containing approximately 55,701 gross square feet situated on the River Tract, and that certain retail building containing approximately 37,500 gross square feet situated on the S.W. Military Tract, together with all accessions and additions thereto and including, but not by way of limitation, all other buildings, structures, fixtures, paving, and other improvements of every kind and nature presently situated on, in or under or hereafter erected, installed or used in, on or about the Land (the "Improvements");

                  (c) All of the fixtures, fittings, apparatus, equipment, machinery, and other items of tangible and intangible personal property and replacements thereto, if any, whether affixed or attached or located within or used in connection with the ownership, operation, maintenance or management of the Improvements (collectively, "Fixtures and Operational Equipment"), including, but not limited to, all mechanical systems, security systems, sprinkler and fire control systems and HVAC apparatus and equipment, utilities, rights and permits, water rights, development rights, utility or drainage capacity, roadway trip capacity, plats, plans and specifications, expressly excluding, however, Seller's trade fixtures, furniture, equipment, machinery, point of sales systems, computers, telephone system, fax machines, inventory, and other tangible and intangible personal property used by Seller in connection with the operation of the business in the Improvements.

The Land, Improvements, and Fixtures and Operational Equipment are sometimes hereinafter referred to collectively as the "Project").

         Section 1.2 Effective Date. The "Effective Date" of this Contract shall be the date the Title Company acknowledges its receipt of a fully executed version of this Contract and its agreement to be bound by the provisions hereof.



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                                    ARTICLE 2

                                 Purchase Price

         Section 2.1 Amount. The Purchase Price (herein so called) for the Project is and shall be the sum of SIX MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($6,500,000.00) which shall be due and payable by Purchaser to Seller in cash at the Closing (hereinafter defined).

         Section 2.2 Independent Contract Consideration. Contemporaneously with the execution of this Contract, Purchaser hereby delivers to Seller and Seller hereby acknowledges the receipt of, a check in the amount of Fifty and No/100 Dollars ($50.00) ("Independent Contract Consideration"), which amount the parties bargained for and agreed to as consideration for the Seller's grant to Purchaser of Purchaser's exclusive right to purchase the Project pursuant to the terms hereof and for Seller's execution, delivery and performance of this Contract. This Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Contract, is nonrefundable under any circumstances, and shall be retained by Seller notwithstanding any other provisions of this Contract.

                                    ARTICLE 3

                                  Earnest Money

         Section 3.1 Deposit. Within two (2) business days after the final execution of this Contract by all parties hereto, the Purchaser shall deliver its check in the amount of THIRTY THOUSAND AND NO/100 DOLLARS ($30,000.00) (the "Earnest Money") to Alamo Title Insurance Company at 950 E. Basse Road, San Antonio, Texas 78209; Attn: David McAllister (the "Title Company"). In the event this Contract is not closed, then the Title Company shall disburse the Earnest Money in the manner provided for elsewhere herein. The Title Company shall invest the Earnest Money in an interest bearing account. All interest or other earnings on the Earnest Money shall become a part thereof.

         Section 3.2 Release of Earnest Money. It is expressly agreed by Seller and Purchaser that, in the event the Title Company should receive written notice from Purchaser or Purchaser's agent prior to the expiration of the Inspection Period (hereinafter defined) stating that Purchaser elects to terminate this Contract, then, and in such event, Title Company shall be authorized, and is hereby instructed, to release the Earnest Money to Purchaser without further inquiry whatsoever. Each of Seller and Purchaser hereby indemnify and hold harmless Title Company for any loss, damage, claim, cause of action or injury Title Company may suffer or incur in releasing the Earnest Money pursuant to this Section 3.2.

         Section 3.3 Title Company Bound. The Title Company must sign this Contract as evidence that the Title Company agrees to be bound by the obligations contained herein with respect to the Earnest Money.

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                                    ARTICLE 4

                            Survey and Title Matters

         Section 4.1 Survey. Within fifteen (15) days from the Effective Date, at the Seller's sole cost and expense, the Seller shall cause an "as-built" survey (herein the "Survey") to be made of the Project, dated or updated to a date subsequent to the date hereof, by a licensed surveyor or Registered Professional Engineer acceptable to Purchaser and the Title Company in each of their reasonable discretions and shall furnish the Purchaser and Purchaser's counsel with two (2) copies each of the field notes and survey plat prepared by such surveyor or engineer. A copy of such field notes and survey plat shall also be furnished to the Title Company by the Seller. The Survey shall be sufficient to permit the Title Company to modify the standard printed exception in the Owner's Policy of Title Insurance pertaining to discrepancies, conflicts, shortages in area or boundary lines, encroachments, overlapping of improvements or similar matters (herein called the "Survey Exception"). The Survey shall contain a surveyor's certification in the form attached hereto as Exhibit "B" and made a part hereof for all purposes. Without limiting the foregoing, the survey plats furnished to the Purchaser shall indicate the following:

                  (a) That the corners of the Land have been properly monumented and the point of beginning designated;

                  (b) The perimeter boundaries of the Land;

                  (c) The location of all improvements located, encroaching or protruding on the Land, including, without limitation, the Improvements;

                  (d) The location of all easements within or traversing the Land, if any, together with identification thereof by recording information;

                  (e) The location of all roadways, traversing, adjoining or bounding the Land and the owners of all tracts bounding the Land;

                  (f) That portion of the Land and Improvements, if any, situated within a flood hazardous or flood prone area as designated by applicable governing authority; and

                  (g) The tax parcel identification numbers assigned to the Land.

         Section 4.2 UCC Searches. Within fifteen (15) days from the Effective Date, the Purchaser, at the Purchaser's sole cost and expense, may elect to obtain an original UCC search (both county and state) (collectively, the "UCC Searches") in the name of Seller and copies of all financing statements indicated by such UCC Searches to the extent relevant to the Project.

         Section 4.3 Title Commitment-Review. Within fifteen (15) days from the Effective Date, the Seller, at the Seller's sole cost and expense, shall furnish to the Purchaser and Purchaser's counsel a current commitment (hereinafter called the "Title Commitment") for the issuance of an Owner's Policy of Title Insurance to the Purchaser from the Title Company, together with good legible copies of all documents constituting exceptions to Seller's title as reflected in the Title Commitment. Purchaser shall have a period of fifteen (15) days from receipt of the last of the UCC Searches, Survey, Title Commitment and the documents referred to therein as conditions or exceptions to title to the Project in which to review such items and to deliver to Seller in writing such objections as Purchaser may have to anything contained or set forth in the UCC Searches, Title Commitment or Survey. Any items to which Purchaser does not object within the fifteen (15) day review period shall be deemed to be "Permitted Exceptions" (herein so called), provided, Purchaser shall not be required to object to consensual liens against the Project securing indebtedness of Seller and any such liens shall not be Permitted Exceptions. As to items to which





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Purchaser makes objection, Seller shall use its reasonable good faith efforts to effectuate the cure of such objections, provided Seller shall not be required to incur costs other than (i) its administrative time and expense in effectuating any such cure, (ii) relatively minor expenses payable to utility companies or governmental entities pursuant to standard fee schedules for common curative measures (e.g., easement abandonment, etc.), and (iii) amounts due and owing to satisfy consensual financial liens or security interests existing against all or any portion of the Project that secures indebtedness of Seller. In the event Seller is not able to cure such matters prior to Closing, Purchaser shall have the right to either (1) terminate this Contract and receive a full refund of the Earnest Money or (2) waive such title matters and proceed to Closing, whereupon such waived title matters shall also be deemed "Permitted Exceptions;" provided, however, in the event that Purchaser fails to terminate this Contract by written notice to Seller within the Inspection Period, Purchaser shall be deemed to have waived its objections to such title matters.

         Section 4.4 Title Policy. At Closing, the Seller shall furnish the Purchaser, at the Seller's sole cost and expense, with an Owner's Policy of Title Insurance issued by the Title Company on the standard form in use in the State of Texas, on the policy of Chicago Title Insurance Company insuring good and indefeasible title to the Project in the Purchaser, subject only to the Permitted Exceptions and the standard printed exceptions, except:

                  (a) The exception relating to restrictions against the Project shall be deleted unless restrictive covenants are included in the Permitted Exceptions;

                  (b) The exception relating to discrepancies, conflicts or shortages in area or boundary lines, or any encroachments or protrusions or any overlapping of improvements shall be modified to delete such exception, except as to "shortages in area", at the election and cost of Purchaser;

                  (c) The exception relating to ad valorem taxes shall except only to standby fees and taxes for the current and subsequent years and subsequent assessments for prior years due to change in land usage or ownership;

                  (d) There shall be no exception for "easements or rights which a survey might show" or "lack of a right of access to and from the land" or similar matters; and

                  (e) There shall be no exception for "rights of parties in possession" but rather only an exception for "rights of tenants, as tenants only, under written but unrecorded leases".


                                    ARTICLE 5

                        Additional Items to be Furnished
                             to Purchaser by Seller

         Section 5.1 Submission Items. Within twenty (20) days after the Effective Date, Seller shall furnish to Purchaser or Purchaser shall obtain the following:

                  (a) Copies of the tax statements on the Land and the Improvements for the three (3) calendar years preceding the Effective Date.

                  (b) A list of personal property, if any, to be conveyed to Purchaser at Closing.

                  (c) The Certificate(s) of Occupancy for the Improvements and any amendments thereto, and a zoning verification letter issued to Purchaser from the City of San Antonio.

                  (d) An ACORD certificate of insurance summarizing the policies covering or affecting the Project, both casualty and liability.





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                  (e) A phase I environmental report (the "Environmental
         Report") certified to Purchaser evidencing the lack of any Hazardous Substances (hereinafter defined) on the Project. As used herein, "Hazardous Substances" shall mean and include, but shall not be limited to, all substances and materials which are included under or regulated by any local, state or federal law, rule or regulation, pertaining to environmental regulation , contamination, clean-up or disclosure ("Applicable Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss. 9601 et seq.), the Resource, Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499 100 Stat. 1613), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. ss. 1101 et seq.) and all amendments of the foregoing, or any state superlien or environmental clean-up or disclosure statutes. Without limiting the foregoing, the term Hazardous Substances shall include asbestos, asbestos containing materials, polychlorinated biphenyls, petroleum products and raw materials which include hazardous constituents.

                  (f) A report (the "Pest Report") from a licensed pest control operator, dated after the date hereof, stating that such operator has inspected the Project and that it is free and clear of visible evidence of termites, dry rot, other wood destroying insects, and rodents. If the Pest Report discloses infestation, Seller agrees to pay all costs of eliminating such infestation and repairing any damage; provided, however, that such costs to be paid by Seller shall not include the costs of work to prevent future infestation.

                  (g) An accurate, complete true and correct schedule (herein "Operating Schedule") reflecting, with respect to the Project for the prior two years: (i) ad valorem taxes payable for the Project; (ii) annual insurance premiums for such years for fire, extended coverage, general liability, and other forms of insurance carried by Seller;
         (iii) expenses incurred for such period for water, electricity, natural gas and other utility charges; (iv) other operating expenses; (v) expenses incurred for maintenance and repair items and a listing of any capital improvements made to the Project for such period.

                  (h) To the extent available to and in the possession of Seller, a copy of the final sets of plans and specifications for the Project.

The items described in this Section 5.1 are hereinafter collectively referred to as the "Submission Items". The Submission Items shall be obtained by Seller at Seller's sole cost and expense with the exception of the Environmental Report and Pest Report, which shall be obtained by Purchaser, with the final cost of said reports being shared equally between Seller and Purchaser. In the event this Contract is not closed for any reason other than a default by Purchaser, Seller shall reimburse Purchaser for Purchaser's portion of the cost of the Environmental Report and Pest Report, and Purchaser shall deliver to Seller such materials.

         Section 5.2  Condition to Closing.

                  (a) Purchaser's obligation to close the transaction contemplated by this Contract is further expressly conditioned upon the certifications called for in Section 5.1 being true and correct when made.

                  (b) Seller's Conditions Precedent to Closing: Seller's obligation to sell the Project to Purchaser is subject to the following conditions precedent ("Seller's Conditions Precedent"), which shall be satisfied or waived by written notice to Purchaser within twenty (20) days from the effective date of this Contract or as otherwise stated (if written notice is not given, Seller will be deemed to have satisfied the condition precedent):

                      (i) Seller obtaining the consent of Sanwa Business Credit
                  Corporation ("SANWA"), and/or any other lender providing working capital financing to Seller, to this transaction;



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                           (ii) Seller obtaining the consent of Texas Commerce
                  Bank National Association to the prepayment of the indebtedness owed to it which is secured by the Project;

                           (iii) Seller obtaining the consent of Met Life
                  Capital Corporation, who holds the lien on certain of the furniture, fixtures and equipment located in the Improvements, to this transaction; and

                           (iv) Seller obtaining the approval of its Board of
                  Directors to this transaction and this Contract.

                  (c) Failure of Seller's Conditions Precedent. If any of the Seller's Conditions Precedent have not been fulfilled within the applicable time period, Seller may, as its sole and exclusive remedy:

                           (i) Waive the condition or disapproval by written
                  notice and proceed in accordance with this Contract; or

                           (ii) Terminate this Contract by written notice to
                  Purchaser and Title Company, and in such event, Purchaser shall be entitled to the return of the Earnest Money and all accrued interest thereon.


                                    ARTICLE 6

                                 Lease by Seller

         At Closing, Seller shall lease the Project from Purchaser for purposes of continuing a retail operation in the improvements on each of the three tracts under the name "Solo Serve". During the Inspection Period, the parties shall in good faith endeavor to agree upon the form of Lease Agreement (herein so called) for the Project which will, among other provisions, provide for a ten (10) year lease term with an increase in the base rental rate at the expiration of the fifth (5th) year of the term. The Lease Agreement shall also provide that repairs, replacements and maintenance, whether to the interior or the structure of the improvements and whether ordinary or capital in nature shall be the sole responsibility of Seller during the term of the Lease Agreement. The base rent payable under the Lease shall be calculated based on a twelve percent (12%) capitalization rate applied to the Purchase Price. In the event a Lease Agreement acceptable to Seller and Purchaser has not been agreed upon prior to the expiration of the Inspection Period, either Seller or Purchaser may terminate this Contract based on such failure to agree at or prior to the expiration of the Inspection Period. Upon such termination, all Earnest Money shall be immediately returned to Purchaser.




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                                    ARTICLE 7

                              Inspection and Audit

         Section 7.1 Scope of Inspection. The Seller agrees that prior to Closing, the Purchaser, personally or through independent contractors or his authorized agents or representatives, shall be entitled to enter upon the Project at all reasonable times and to conduct such inspections and audits thereon as Purchaser may desire, so long as such activities do not unreasonably interfere with the tenants in possession. Without limiting the foregoing, Purchaser shall be allowed access to the entire Project, including, at Purchaser's option, an opportunity to inspect any and all space currently subject to a tenant lease, subject, however, to Seller's reasonable notice and timing constraints so as to minimize the interference with tenants. Furthermore, as a part of Purchaser's inspections, Purchaser shall be entitled to cause such engineering and environmental inspections or studies to be conducted at the Project as Purchaser may desire, including, without limitation, inspections or studies which may require the drilling of holes in the parking lot or non-structural components of the Improvements, the removal of small soil, carpet or similar samples, and the conducting of air tests as Purchaser may require. The Seller agrees to also make available to the Purchaser personally, or to his duly authorized agents or representatives, all applicable books and records relating to the Project and the operation and maintenance thereof. Such books and records may be examined by Purchaser after reasonable notice to Seller at reasonable times.

         Section 7.2 Indemnity. Purchaser hereby indemnifies and holds Seller harmless from and against any loss, damage, injury, claim or cause of action Seller may suffer or incur as a result of Purchaser or Purchaser's contractors, employees or agents causing any personal injuries or property damage in connection with any of their presence on the Project or permitting or suffering to exist any mechanic's or materialmen's liens against the Project, or any portion thereof, by any party claiming to be performing or to have performed an inspection or audit of, or other work on, the Project on Purchaser's behalf during the pendency of this Contract.

         Section 7.3 Inspection Period. The Purchaser shall have thirty (30) days from the date of receipt by Purchaser of the last of the Title Commitment, Survey and Submission Items (the "Inspection Period") within which to review all of the Submission Items and to make any physical inspections and to conduct any audits of the Project as may be desired by the Purchaser. IF, WITHIN THE INSPECTION PERIOD, THE PURCHASER DETERMINES THAT PURCHASER DOES NOT DESIRE TO CLOSE THIS CONTRACT, PURCHASER SHALL GIVE WRITTEN NOTICE OF SUCH FACT TO THE SELLER. IN THAT EVENT, THE EARNEST MONEY SHALL BE IMMEDIATELY PAID OVER TO SELLER BY THE TITLE COMPANY AND THIS CONTRACT SHALL IMMEDIATELY TERMINATE WITHOUT FURTHER LIABILITY ON THE PART OF THE PURCHASER OR THE SELLER, EXCEPT FOR ANY LIABILITY EVIDENCED BY THE INDEMNITIES DESCRIBED IN SECTION 7.2 OR SECTION
11.2 HEREOF.




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                                    ARTICLE 8

                    Casualty or Condemnation Prior to Closing

         Section 8.1 Casualty. In the event the Improvements or any of the items constituting the Personal Property should be damaged by any casualty prior to Closing, then Purchaser shall have the option to terminate this Contract whereupon Purchaser shall immediately be provided a full refund of the Earnest Money and neither party hereto shall owe any further obligations one to the other hereunder, excepting only the indemnity provisions in Section 7.2 and
Section 11.2 hereof. If the Purchaser does not exercise its option to so terminate this Contract, then the Closing shall occur as scheduled, and the Seller shall pay to the Purchaser, at Closing, all insurance proceeds payable for such damage, together with the amount of any deductible required by Seller's insurance policy, and shall further assign to Purchaser any and all right of Seller to insurance proceeds or awards not yet received from such insurance carriers as a result of such casualty; provided, however, that in no event shall Seller pay to Purchaser any amount or assign to Purchaser any rights to insurance proceeds not yet received, that in the aggregate exceed the Purchase Price. In such event, Seller shall fully cooperate with Purchaser in Purchaser's efforts to obtain such insurance proceeds after Closing.

         Section 8.2 Condemnation. In the event proceedings or actions are commenced during the term of this Contract for the taking or condemnation of all of the Project, or any portion of the Project which, in Purchaser's reasonable opinion, is material to the use of the remainder, Purchaser shall have the option to terminate this Contract upon written notice to Seller prior to Closing, in which event the Earnest Money shall be promptly refunded by the Title Company to Purchaser, and neither Purchaser nor Seller shall have any further rights or obligations hereunder except with respect to the indemnities provided in Section 7.2. and Section 11.2. If Purchaser does not exercise its option to so terminate this Contract, then the Contract shall remain in full force and effect and Seller shall pay to Purchaser at Closing all condemnation proceeds then received by Seller and shall further assign to Purchaser all of Seller's interest in and to any and all condemnation awards or proceeds from any such proceedings or actions not yet received. In such event, Seller shall fully cooperate with Purchaser in Purchaser's efforts to obtain such condemnation proceeds after Closing.


                                    ARTICLE 9

               Covenants, Representations and Warranties of Seller

         Section 9.1 Representations and Warranties. The Seller represents and warrants to the Purchaser that:

                  (a) Seller is a corporation duly organized and in good standing under the laws of the State of Delaware. The execution and delivery of this Contract by the signatories hereto on behalf of Seller and the performance of this Contract by Seller have been duly authorized by Seller, and this Contract is binding on Seller and enforceable against Seller in accordance with its terms.

                  (b) The Seller has good and indefeasible title to the Project, subject only to matters of record in the real property records of the county where the Land is located and those three certain sublease agreements with a jewelry retailer occupying specific space within each of the buildings comprising the Improvements ("Jewelry Leases").

                  (c) There are no parties in possession of any portion of the Project except for Seller or Seller's agents or employees and the tenants under the Jewelry Leases. There are no adverse parties in possession of any portion of the Project whatsoever.

                  (d) There is no suit, action, legal or other proceeding pending, or to Seller's best knowledge, threatened, which affect the Project.





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                  (e) To the best of Seller's knowledge, without any duty of investigation or inquiry, but specifically excluding the roof on the S.W. Military Tract Improvements which requires replacement, the Improvements and all other properties and interests constituting a part of the Project (including, without limitation, all heating and air conditioning equipment) are in good working order and there are no material defects in such Improvements and interests except inconsequential items calling for repair due to normal wear and tear.

                  (f) As of the Effective Date, to the best of Seller's knowledge, without any duty of investigation or inquiry, there are no mechanic's or materialman's liens against the Project.

                  (g) Except in accordance with applicable laws, Seller has never, nor to Seller's best knowledge, without any duty of investigation or inquiry, has any previous owner of the Project or any other party ever generated, stored or disposed of any Hazardous Substances on the Project or from the Project to any other location. To the best of Seller's knowledge, the Improvements do not contain any asbestos or asbestos containing materials and there are no underground storage tanks at the Project.

                  (h) Seller has received no written notice from any municipal, state, federal or other governmental authority of zoning, building, fire, water, use, health, environmental or other statute, ordinance, code or regulatory violations issued in respect of the Project which have not been heretofore corrected.

         Section 9.2 Covenants. In addition to Seller's other agreements and undertakings hereunder, Seller hereby covenants and agrees with the Purchaser that, at its sole cost and expense: Seller will cause the Improvements and Personal Property to be maintained in a good condition of repair, except for normal wear and tear, and will not remove any items of Personal Property from the Project, except such items as are worn out or obsolete and immediately replaced with new versions of such items to the extent the same are necessary or desirable for the operation of the Project in the manner presently operated.

         Section 9.3 Closing Condition. The obligation of the Purchaser to close this transaction is expressly conditioned upon the representations and warranties contained in Section 9.1 hereof being true and correct on the date of Closing and the covenants contained in Section 9.2 hereof being fully satisfied on the date of Closing. At Closing, Seller shall provide to Purchaser a Seller Closing Certificate (herein so called) which shall certify to Purchaser as of the date of Closing that the covenants contained in Section 9.2 have been fully satisfied and that the representations and warranties contained in Section 9.1 continue to be true and correct as of the date of Closing. Each of the representations and the warranties shall survive the Closing and continue in full force and effect for a period of one year from the Closing Date. Except for the specific representations and warranties set forth in this Contract, Seller makes no representations or warranties, express or implied, other than warranties of title and Purchaser is acquiring the Project on an AS IS basis. Purchaser further acknowledges and agrees that having been given the opportunity to inspect the Project, except for the representations and warranties set forth in Section 9.1 above and the Submission Items described in Section 5.1(h), Purchaser further expressly acknowledges and agrees that the same were prepared by independent third parties and Seller makes no representation or warranty with respect to the sufficiency or accuracy thereof. It is understood and agreed that the Purchase Price has been adjusted by prior negotiation to reflect that all of the Project is sold by Seller and purchased by Purchaser subject to the foregoing. At the Closing, the Deed shall include the provisions of this Section 9.3.

                                   ARTICLE 10

                                     Closing

         Section 10.1 Time and Place. The exchange of documents and funds (the "Closing") hereinafter described shall take place at the offices of Alamo Title Insurance Company. The Closing shall occur at 10:00 a.m.






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

on the fifteenth (15th) day following the expiration of the Inspection Period (the "Closing Date"), or on such earlier date as may be mutually agreed upon by Seller and Purchaser in writing. Purchaser may elect by notifying Seller, to extend the Closing Date for thirty (30) days, whereupon Purchaser shall deliver to the Title Company on or before the original Closing Date, the sum of Fifty Thousand and No/100 Dollars ($50,000.00) which shall constitute additional Earnest Money under the terms of this Contract and shall apply to the Purchase Price.

         Section 10.2 Seller Delivery. At the Closing, Seller shall deliver or cause to be delivered to Purchaser, at Seller's sole cost and expense, each of the following items:

                  (a) A special warranty deed duly executed and acknowledged by Seller, and in form for recording, conveying good and indefeasible fee simple title in the Land and Improvements to Purchaser, subject only to the Permitted Exceptions.

                  (b) A Blanket Conveyance, Bill of Sale and Assignment ("Blanket Conveyance") duly executed and acknowledged by Seller, conveying to Purchaser the Personal Property with covenants of special warranty, subject only to the Permitted Exceptions, and assigning to Purchaser all of Seller's rights, title and interest in the Miscellaneous Contracts. The Blanket Conveyance shall contain, as exhibits, recertified and updated lists of Miscellaneous Contracts and inventories of the Personal Property.

                  (c) An executed Lease Agreement.

                  (d) The Seller Closing Certificate.

                  (e) An affidavit in a form acceptable to Purchaser from Seller and any other parties reasonably requested by Purchaser or required pursuant to Section 1445 of the Code and/or Regulations relating thereto stating, under the penalty of perjury (a) that neither Seller nor any other party so swearing is a foreign person, (b) the Seller's (and other persons so swearing) name, U. S. taxpayer identification number and address (home address for individuals, office address for entities), and (c) such other information as may be required by Section 1445 of the Code or the Regulations thereunder. An executed counterpart of this affidavit may be furnished to the Internal Revenue Service at or following Closing.

                  (f) The Owner Policy in the form specified in Section 4.4 hereof.

                  (g) An affidavit(s) as to debts, liens and parties in possession in a form acceptable to the Title Company, addressed to each of Purchaser and the Title Company, and executed by Seller.

                  (h) Such evidence or documents as may be reasonably required by the Purchaser or the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of the Seller in connection with the sale of the Project.

                  (i) Any other additional documents and instruments as in the mutual opinion of Purchaser's counsel and Seller's counsel are reasonably necessary to the proper consummation of this transaction.

         Section 10.3 Purchaser Delivery. At the Closing, Purchaser shall deliver to Seller the following items:

                  (a) The Purchase Price in the amount specified in Section 2.1 hereof.

                  (b) An executed Lease Agreement.

                  (c) Such evidence or documents as may reasonably be required by the Seller or the Title Company evidencing the capacity of Purchaser to close the transaction and the authority of the person or persons who are executing the various documents on behalf of the Purchaser in connection with the sale of the Project.

                  (d) Any other additional documents or instruments as in the mutual opinion of Purchaser's counsel and Seller's counsel are reasonably necessary to the proper consummation of this transaction.

         Section 10.4 Adjustments and Prorations. At Closing, all adjustments and prorations between Seller and Purchaser shall be made in accordance with the Lease Agreement.

         Section 10.5 Foreign Person. If Seller is a foreign person within the meaning of Section 1445 of the Code or the Regulations promulgated thereunder, Purchaser must and shall at Closing withhold from the Purchase Price to be paid as set forth hereinabove a sum equal to ten percent (10%) of the total amount which otherwise would have been realized from this transaction, which sum will be paid by Purchaser to the Internal Revenue Service pursuant to the requirements of Section 1445 of the Code and the regulations promulgated thereunder.

         Section 10.6 Possession. Possession of the Project shall be delivered to Purchaser by Seller at the Closing, subject only to the Permitted Exceptions, rights of tenants in possession under written lease agreements and such rights of others as have been expressly disclosed herein.

         Section 10.7 Reporting Person. Each of Seller and Purchaser hereby designate the Title Company as the "Reporting Person" as such term is utilized in Section 6045 of the Code and regulations thereunder. Seller agrees to provide the Title Company with such information as may be required for the Title Company to file a Form 1099 or other required form relative to the Closing with the Internal Revenue Service. A copy of the filed Form 1099 or other filed form shall be provided to Seller and Purchaser simultaneously with its being provided to the Internal Revenue Service.

         Section 10.8 Costs and Expenses. All costs and expenses in connection with the transaction contemplated by this Contract shall, except as otherwise expressly provided herein, be borne by Seller and Purchaser in the manner in which such costs and expenses are customarily allocated between the parties at closings of the purchase or sale of real property similar to the Project in the San Antonio, Texas area.

         Section 10.9 Seller Indemnity. The Seller agrees to indemnify and hold the Purchaser harmless of and from any and all liabilities, claims, demands and expenses, of any kind or nature (except those items which by this Contract specifically become the obligation of the Purchaser), arising or accruing prior to the date and time of Closing and which are in any way related to the ownership, construction, occupancy, maintenance or operation of the Project, and all expenses related thereto, including, without limitation, court costs and attorneys' fees. The foregoing indemnity applies, without limitation, to any such claims, demand, causes of action, losses, damages, liabilities, costs or expenses asserted against or incurred by Purchaser from time to time by reason of or arising out of the breach of any representation or warranty by Seller set forth herein; provided, however, this indemnity shall not apply with respect to matters caused by or arising out of the negligence or willful misconduct of Purchaser.

         Section 10.10 Purchaser Indemnity. The Purchaser agrees to indemnify and hold the Seller harmless of and from any and all liabilities, claims, demands and expenses, of any kind or nature (except those items which by this Contract specifically remain the obligation of the Seller) arising or accruing subsequent to the date and time of Closing and which are in any way related to the ownership, construction, maintenance or operation of the Project, and all expenses related thereto, including, without limitation, court costs and attorneys' fees; provided, however, this indemnity shall not apply with respect to matters caused by or arising out of the negligence or willful misconduct of Seller.

         Section 10.11 Indemnity Notice. In the event either party hereto receives notice of a claim or demand which results or may result in indemnification pursuant to Section 10.9 or Section 10.10, such party shall immediately give notice thereof to the other party to this Contract. The party receiving such notice shall immediately take such measures as may be reasonably required to properly and effectively defend such claim, and such party may defend same with counsel of such party's own choosing. In the event the party receiving such notice fails to properly and effectively defend such claim and in the event such party is liable therefor, then the party so giving such notice may defend such claim at the expense of the party receiving such notice.


                                   ARTICLE 11

                             Real Estate Commission

         Section 11.1 Commission. Seller and Purchaser covenant and agree one with the other that no real estate commissions, finders' fees or brokers' fees have been or will be incurred in connection with the Contract or the sale contemplated hereby, except for a commission (the "Commission") to Grubb & Ellis (the "Broker") the terms of which are set forth in a in a separate agreement.

         Section 11.2 Indemnity. Each party hereto represents to the other that, except as set forth above in the immediately preceding Section, such respective party has not authorized any broker or finder to act on such party's behalf in connection with the sale and purchase hereunder. Each party hereto agrees to indemnify and hold harmless the other party from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding (except as set forth in the immediately preceding Section) alleged to have been made by such party with any broker or finder in connection with this Contract or the transaction contemplated hereby. This obligation shall survive the Closing or any earlier termination of this Contract.

         Section 11.3 Title. Purchaser acknowledges that, at the time of execution of this Contract, the Broker advised Purchaser by this writing that Purchaser should have the abstract covering the Project examined by an attorney of Purchaser's own selection or that Purchaser should be furnished with or obtain a policy of title insurance.


                                   ARTICLE 12

                               Remedies of Default

         Section 12.1 Seller Default. Seller shall be in default hereunder upon the occurrence of any one or more of the following events:

                  (i) any of Seller's warranties or representations set forth herein are untrue or inaccurate in any material respect; or

                  (ii) Seller shall fail to meet, comply with or perform any covenant, agreement, or obligation within the time limits and in the manner required in this Contract.

In the event of a default by Seller hereunder, Purchaser, at Purchaser's sole option, but as Purchaser's sole and exclusive remedy, shall be entitled to either:

                  (i) terminate this Contract by written notice delivered to Seller at or prior to the Closing in which event the Earnest Money shall be immediately returned to Purchaser by Title Company without the necessity of the consent of Seller; or

                  (ii) enforce specific performance of this Contract against Seller.

         Section 12.2 Purchaser Default. Purchaser shall be in default hereunder if Purchaser shall fail to deliver at the Closing any of the items required of Purchaser in Section 10.3 hereof, for any reason other than a default by Seller hereunder. In the event of a default by Purchaser hereunder, Seller, as Seller's sole and exclusive remedy for such default, shall be entitled to terminate this Contract by notice to Purchaser and retain the Earnest Money, it being agreed between Purchaser and Seller that such sum shall be liquidated damages for a default by Purchaser hereunder because of the difficulty, inconvenience, and uncertainty of ascertaining actual damages for such default.


                                   ARTICLE 13

                                  Miscellaneous

         Section 13.1 Notices. All notices, demands, or other communications of any type (herein collectively referred to as "Notices") given by the Seller to the Purchaser or by the Purchaser to the Seller, whether required by this Contract or in any way related to the transactions contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this
Section 13.1. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person (provided that such delivery is confirmed by the courier delivery service), or by expedited delivery service with proof of delivery, or by United States Mail, postage prepaid, as a Registered or Certified item, Return Receipt Requested. Notices delivered by personal delivery shall be deemed to have been given at the time of such delivery and notices delivered by mail shall be effective when deposited in a Post Office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed and addressed, as provided below. Notice may additionally be provided by facsimile transmission so long as a copy of such notice is substantially contemporaneously forwarded by one of the other means described above. Facsimile notice shall be effective upon receipt at the facsimile station indicated below. The proper address and facsimile number for Purchaser is as follows:

                                    Goldstar Investments, Ltd.
                                    3215 Steck Avenue, Suite 101
                                    Austin, Texas 78757
                                    Attn:  John E. Simmons
                                    Fax No. 512/469-6419

with copy to:                       David R. Hewlett
                                    Winstead Sechrest & Minick P.C.
                                    100 Congress, Suite 800
                                    Austin, Texas 78701
                                    Fax No. 512/370-2850

The proper address and facsimile number for Seller is as follows:

                                    Solo Serve Corporation
                                    1610 Cornerway Blvd.
                                    San Antonio, Texas 78209
                                    Fax No. (210) 666-3339
                                    Attn: Ross E. Bacon

with copy to:                       James M. McDonough
                                    Cox & Smith
                                    112 E. Pecan Street, Suite 1800
                                    San Antonio, Texas 78205
                                    Fax No. (210) 226-8395

Any party hereto may change the address for notice specified above by giving the other party ten (10) days' advance written notice of such change of address.

         Section 13.2 Limited Duration of Offer. At Purchaser's option, this Contract shall be null and void unless two (2) copies hereof, executed by Seller, have been delivered to the Purchaser on or before February 19, 1998.

         Section 13.3 Assignment. This Contract may be assigned by the Purchaser to any entity which the Purchaser may, at its sole discretion, choose, so long as such entity is controlled by Purchaser, John E. Simmons, or an entity controlled by John E. Simmons and such assignment shall be binding upon and inure to the benefit of the parties hereto. Any other assignment of this Contract shall require the prior written consent of Seller, which shall not be unreasonably withheld, conditioned or delayed.

         Section 13.4 Governing Law. THIS CONTRACT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE OBLIGATIONS OF THE PARTIES HERETO ARE AND SHALL BE PERFORMABLE IN THE COUNTY WHEREIN THE PROJECT IS LOCATED. BY EXECUTING THIS CONTRACT, EACH PARTY HERETO EXPRESSLY (a) CONSENTS AND SUBMITS TO PERSONAL JURISDICTION CONSISTENT WITH THE PREVIOUS SENTENCE, (b) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM OR DEFENSE THAT SUCH VENUE IS NOT PROPER OR CONVENIENT, AND (c) CONSENTS TO THE SERVICE OF PROCESS IN ANY MANNER AUTHORIZED BY TEXAS LAW. ANY FINAL JUDGMENT ENTERED IN AN ACTION BROUGHT HEREUNDER SHALL BE CONCLUSIVE AND BINDING UPON THE PARTIES HERETO.

         Section 13.5 No Oral Modification. This Contract may not be modified or amended, except by an agreement in writing signed by both the Seller and the Purchaser.

         Section 13.6 No Oral Waiver. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.

         Section 13.7  Time of Essence. Time is of the essence of this Contract.

         Section 13.8 Attorneys' Fees. In the event it becomes necessary for either party hereto to file a suit to enforce this Contract or any provisions contained herein, the party prevailing in such action shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees and court costs incurred by such prevailing party in such suit.

         Section 13.9 Headings. The descriptive headings of the various Articles and Sections contained in this Contract are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         Section 13.10 Total Agreement. This Contract, including the Exhibits hereto and the items to be furnished in accordance with Article 5 hereof, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement or condition not expressed in this Contract shall be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Contract; provided, however, that all certifications, representations and warranties of Seller contained in the statements and schedules to be furnished pursuant to Article 5 shall become a part of the Contract as though set forth herein.

         Section 13.11 Partial Invalidity. If any clause or provisions of this Contract is or should ever be held to be illegal, invalid, or unenforceable under any present or future law applicable to the terms hereof, then and in the event, it is the intention of the parties hereto that the remainder of this Contract shall not be affected thereby, and that in lieu of each such clause or provision of this Contract that is illegal, invalid, or unenforceable, there be added as a part of this Contract a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

         Section 13.12 Counterpart Execution. To facilitate execution, this Contract may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Contract to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

         Section 13.13 Holidays. In the event that the date upon which any duties or obligations hereunder to be performed shall occur upon a Saturday, Sunday or legal holiday, then, in such event, the due date for performance of any duty or obligation shall thereupon be automatically extended to the next succeeding business day.

         EXECUTED on this the 16th day of February, 1998 by Purchaser.

                                     GOLDSTAR INVESTMENTS, LTD.,
                                     a Texas limited partnership

                                     By:   INSIGHT INVESTMENTS, INC.
                                           a Texas corporation, General Partner


                                     By: /s/ John E. Simmons
                                        -------------------------------------
                                             John E. Simmons, President


         EXECUTED on this the 16th day of February, 1998 by Seller.

                                     SOLO SERVE CORPORATION
                                     a Delaware corporation


                                     By:/s/ Ross E. Bacon
                                        -------------------------------------
                                            Ross E. Bacon, Executive
                                              Vice President

         The Contract has been received by the Title Company this the 17th day of February, 1998. The undersigned Title Company agrees to be bound by the terms and provisions of this Contract, including those described in Article 3 hereof.

                                      ALAMO TITLE INSURANCE COMPANY


                                      By:/s/ David A. McAllister
                                         -------------------------------------
                                      Name:  David A. McAllister
                                      Title: Vice President

                FIRST AMENDMENT TO CONTRACT FOR PURCHASE AND SALE


         This Second Amendment to Contract for Purchase and Sale (the "Amendment") is entered into between SOLO SERVE CORPORATION, a Delaware corporation ("Seller") and GOLDSTAR INVESTMENTS, LTD., a Texas limited partnership ("Purchaser").

         A. Seller and Purchaser are parties to that certain Contract for Purchase and Sale dated February 17, 1998 (the "Contract"), concerning three (3) tracts of improved property located in Bexar County, Texas, as more particularly described in the Contract (the "Project");

         B. The parties desire to enter into this Amendment for the purpose of further extending the expiration of the Inspection Period, and the Closing Date.

         NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

         1. The first sentence of Section 7.3 is restated in its entirety to read as follows:

                  The Purchaser shall have until 5:00 p.m. CST on April 9, 1998 ("Inspection Period") within which to review all the Submission Items and make any physical inspections and to conduct any audits of the Project as may be desired by Purchaser.

         2. A telecopied facsimile of a duly executed counterpart of this Amendment shall be sufficient to evidence the binding agreement of each party to the terms herein. Except as amended hereby, all terms and conditions of the Contract are and remain in full force and effect as therein written. Capitalized term which are used herein but not defined and/or amended shall have the same meaning given to such terms in the Contract.

         EXECUTED effective as of the 25th day of March, 1998.

                                            SELLER:

                                            SOLO SERVE CORPORATION,
                                            a Delaware corporation


                                            By:      /s/ Ross E. Bacon
                                                --------------------------------
                                                     Ross E. Bacon,
                                                     Executive Vice President

                                            PURCHASER:

                                            GOLDSTAR INVESTMENTS, LTD.,
                                            a Texas limited partnership

                                            By:  INSIGHT INVESTMENTS, INC.
                                                   General Partner


                                            By:      /s/ John E. Simmons
                                                --------------------------------
                                                     John E. Simmons, President

               SECOND AMENDMENT TO CONTRACT FOR PURCHASE AND SALE

         This Second Amendment to Contract for Purchase and Sale (the "Amendment") is entered into between SOLO SERVE CORPORATION, a Delaware corporation ("Seller") and GOLDSTAR INVESTMENTS, LTD., a Texas limited partnership ("Purchaser").

         A. Seller and Purchaser are parties to that certain Contract for Purchase and Sale dated February 17, 1998 (the "Contract"), as amended by that certain First Amendment to Contract for Purchase and Sale dated March 25, 1998, concerning three (3) tracts of improved property located in Bexar County, Texas, as more particularly described in the Contract (the "Project");

         B. The parties desire to enter into this Amendment for the purpose of further extending the expiration of the Inspection Period, and the Closing Date.

         NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

         1. The first sentence of Section 7.3 is restated in its entirety to read as follows:

                  The Purchaser shall have until 5:00 p.m. CST on April 17, 1998 ("Inspection Period") within which to review all of the Submission Items and make any physical inspections and to conduct any audits of the Project as may be desired by Purchaser.

         2.       Section 10.1 is restated in its entirety to read as follows:

                  Time and Place. The exchange of documents and funds (the "Closing") hereinafter described shall take place at the offices of Alamo Title Insurance Company. The Closing Date shall occur at 10:00 a.m. on April 30, 1998 (the "Closing Date"), or on such earlier date as may be mutually agreed upon by Seller and Purchaser in writing. Purchaser may elect by notifying Seller, to extend the Closing Date for thirty (30) days, whereupon Purchaser shall deliver to the Title Company on or before the original Closing Date, the sum of Fifty Thousand and No/100 Dollars ($50,000.00) which shall constitute additional Earnest money under the term of this Contract and shall apply to the Purchase Price.

         3. A telecopied facsimile of a duly executed counterpart of this Amendment shall be sufficient to evidence the binding agreement of each party to the term herein. Except as amended hereby, all terms and conditions of the Contract are and remain in full force and effect as therein written. Capitalized terms which are used herein but not defined and/or amended shall have the same meaning given to such terms in the Contract.

         EXECUTED effective as of the 9th day of April, 1998.

                                            SELLER:

                                            SOLO SERVE CORPORATION,
                                            a Delaware corporation


                                            By:      /s/ Ross E. Bacon
                                                --------------------------------
                                                     Ross E. Bacon,
                                                     Executive Vice President


                                            PURCHASER:

                                            GOLDSTAR INVESTMENTS, LTD.,
                                            a Texas limited partnership

                                            By:  INSIGHT INVESTMENTS, INC.
                                                   General Partner


                                            By:      /s/ John E. Simmons
                                                --------------------------------
                                                     John E. Simmons, President

                THIRD AMENDMENT TO CONTRACT FOR PURCHASE AND SALE

         This Third Amendment to Contract for Purchase and Sale (the "Amendment") is entered into between SOLO SERVE CORPORATION, a Delaware corporation ("Seller") and GOLDSTAR INVESTMENTS, LTD., a Texas limited partnership ("Purchaser").

         A. Seller and Purchaser are parties to that certain Contract for Purchase and Sale dated February 17, 1998 (the "Contract"), as amended by that certain First Amendment to Contract for Purchase and Sale dated March 25, 1998, and as further amended by that certain Second Amendment to Contract for Purchase and Sale dated April 9, 1998, concerning three (3) tracts of improved property located in Bexar County, Texas, as more particularly described in the Contract (the "Project");

         B. The parties desire to enter into this Amendment for the purpose of
(i) Purchase depositing One Hundred Fifty Thousand and No/100 ($150,000.00) directly with Seller as additional earnest money, and (ii) further extending the Closing Date.

         NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

         1. Purchaser and Seller hereby confirm that (i) the Inspection Period (as defined in the Contract) expired April 17, 1998, and (ii) Purchaser's right to terminate the Contract and receive a refund of the Earnest Money (as defined in the Contract) pursuant to either Article 6 or 7 has likewise expired and may no longer be exercised by Purchaser.

         2.       Section 2.1 is restated in its entirety to read as follows:

                           Amount. The Purchase Price (herein so called) for the
                  Project is and shall be the sum of SIX MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($6,300,000.00) which shall be due and payable by Purchaser to Seller in cash at the Closing (hereinafter defined).

         3.       Section 10.1 is restated in its entirety to read as follows:

                           Time and Place. The exchange of documents and funds
                  (the "Closing") hereinafter described shall take place at the offices of Alamo Title Insurance Company. The Closing Date shall occur at 10:00 a.m. on September 1, 1998 (the "Closing Date"), or on such earlier date as may be mutually agreed upon by Seller and Purchaser in writing. In consideration of the extension of the Closing from April 30, 1998 to September 1, 1998, Purchaser has agreed to pay to Seller on or before 5:00 p.m. April 30, 1998, as additional nonrefundable Earnest Money under the Contract, One Hundred Fifty Thousand and No/100 ($150,000) in cash or by any other means of immediately available funds. From and after the date of such deposit with Seller, such funds shall be deemed to constitute Earnest Money for all purposes under the Contract, so that notwithstanding that such deposit is stated to be nonrefundable, it may be refunded to Purchaser, together with the initial Earnest Money deposit of Thirty Thousand and No/100 ($30,000) in accordance with Article 12 upon the occurrence of an event of a default by Seller, or in accordance with Article 8 upon the occurrence of a casualty to, or condemnation, of the Property.

         4. A telecopied facsimile of a duly executed counterpart of this Amendment shall be sufficient to evidence the binding agreement of each party to the terms herein. Except as amended hereby, all terms and conditions of the Contract are and remain in full force and effect as therein written. Capitalized terms which are used herein but not defined and/or amended shall have the same meaning given to such terms in the Contract.

                  EXECUTED effective as of the 9th day of April, 1998.

                                            SELLER:

                                            SOLO SERVE CORPORATION,
                                            a Delaware corporation


                                            By:  /s/ Ross E. Bacon
                                                --------------------------------
                                                     Ross E. Bacon
                                                     Executive Vice President

                                            PURCHASER:

                                            GOLDSTAR INVESTMENTS, LTD.,
                                            a Texas limited partnership

                                            By:      INSIGHT INVESTMENTS, INC.
                                                     General Partner


                                            By:  /s/  John E. Simmons
                                                --------------------------------
                                                     John E. Simmons
                                                     President


                                       2